Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - April 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	16.10%	16.10%	16.10%	16.10%	16.10%
Less: Coupon	2.95%	2.90%	3.05%	2.89%	2.88%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.05%	5.05%	5.05%	5.05%	5.05%
Excess Spread (1):
April-08	6.60%	6.65%	6.50%	6.66%	6.67%
March-08	7.67%	7.72%	7.58%	7.73%	7.75%
February-08	7.77%	7.82%	7.67%	7.83%	7.85%
Three Month Average Excess Spread	7.35%	7.40%	7.25%	7.41%	7.42%

Delinquency:
30 to 59 Days	0.97%	0.97%	0.97%	0.97%	0.97%
60 to 89 Days	0.77%	0.77%	0.77%	0.77%	0.77%
90+ Days	1.72%	1.72%	1.72%	1.72%	1.72%
Total	3.46%	3.46%	3.46%	3.46%	3.46%

Principal Payment Rate	16.65%	16.65%	16.65%	16.65%	16.65%